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                                                                      EXHIBIT 11


                  KENT ELECTRONICS CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                         Fiscal Years Ended
                                               -----------------------------------------------------------------------

                                                          April 1, 2000                    April 3, 1999

                                               -----------------------------------------------------------------------
                                                                        Per-                                Per-
                                                                        Share                              Share
                                               Income       Shares      Amount     Income      Shares      Amount
                                               -------     -------     -------     -------     -------     -------
BASIC EARNINGS PER SHARE

Net Earnings                                   $18,251      28,062     $  0.65     $   182      27,674     $  0.01
                                                                       =======                             =======

EFFECT OF DILUTIVE SECURITIES

Excess of shares issuable upon exercise of
  stock options over shares deemed retired
  utilizing the treasury stock method               --         826          --          --         425          --
                                               -------     -------     -------     -------     -------     -------

DILUTED EARNINGS PER SHARE

Net earnings plus assumed conversions          $18,251      28,888     $  0.63     $   182      28,099     $  0.01
                                               =======     =======     =======     =======     =======     =======


                                                       Fiscal Years Ended
                                               --------------------------------

                                                       March 28, 1998

                                               --------------------------------
                                                                          Per-
                                                                         Share
                                                Income       Shares      Amount
                                                -------     -------     -------
BASIC EARNINGS PER SHARE

Net Earnings                                    $35,426      26,598     $  1.33
                                                                        =======

EFFECT OF DILUTIVE SECURITIES

Excess of shares issuable upon exercise of
  stock options over shares deemed retired
  utilizing the treasury stock method                --       1,499          --
                                                -------     -------     -------

DILUTED EARNINGS PER SHARE

Net earnings plus assumed conversions           $35,426      28,097     $  1.26
                                                =======     =======     =======